As filed with the Securities and Exchange Commission on February 9, 2018

Registration No. 333-182935

Registration No. 333-37878

                                                                                                                Registration No. 033-61645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________________________

post-effective amendment no. 1 (No. 333-182935)

post-effective amendment no. 1 (No. 333-37878)

post-effective amendment no. 1 (No. 033-61645)

TO

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________________________

TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

                        Delaware                                                                                                               74-2081929

                (State or other jurisdiction of                                                                                            (I.R.S. Employer

                incorporation or organization)                                                                                          Identification No.)

722 Burleson Street

Corpus Christi, Texas 78402

(Address of principal executive offices, including zip code)

_________________________________

2000 INCENTIVE PLAN FOR TOR MINERALS INTERNATIONAL, INC.

2000 INCENTIVE PLAN FOR TOR MINERALS INTERNATIONAL, INC.

1990 INCENTIVE PLAN FOR HITOX CORPORATION OF AMERICA

__________________________________

L. Steven Leshin, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas  75202

(Name and address of agent for service)

(214) 979-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

TOR Minerals International, Inc., a Delaware corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) in connection with the following Registration Statements on Form S-8: Registration Nos. 333-182935, 333-37878 and 033-61645 (collectively, the “Registration Statements”).

                These Post-Effective Amendments are being filed in order to deregister all securities remaining unsold under those Registration Statements, in connection with the Registrant’s filing of a Form 25 and Form 15 under the Securities Exchange Act of 1934, as amended.

                In connection with the foregoing, the Registrant is terminating all offerings of its securities pursuant to the Registration Statements. These Post-Effective Amendments to the Registration Statements are being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on February 9, 2018.

TOR MINERALS INTERNATIONAL, INC.

By: /s/ Barbara Russell
Barbara Russell
Chief Financial Officer

                No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.